Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT the undersigned trustee of Washington Real Estate Investment Trust, a Maryland REIT, do hereby constitute and appoint each of LAURA M. FRANKLIN and WILLIAM T. CAMP, signing singly, the undersigneds’ true and lawful attorney in fact to sign his or her name to the Annual Report on Form 10-K for the year ended December 31, 2009, under the Securities Exchange Act of 1934, as amended, and to any and all amendments, of said Company, and to cause the same to be filed with the SEC, granting unto said attorneys in fact and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents, and purposes as the undersigned could do if personally present, and the undersigned hereby ratify and confirm all that said attorneys in fact or either one of them shall lawfully do or cause to be done by virtue hereof.

Dated:    February 18, 2010

/s/ EDMUND B. CRONIN, JR.	/s/ GEORGE F. McKENZIE
EDMUND B. CRONIN, JR.	GEORGE F. McKENZIE

/s/ JOHN M. DERRICK, JR.	/s/ EDWARD S. CIVERA
JOHN M. DERRICK, JR.	EDWARD S. CIVERA

/s/ JOHN P. McDANIEL	/s/ TERENCE C. GOLDEN
JOHN P. McDANIEL	TERENCE C. GOLDEN

/s/ CHARLES T. NASON	/s/ T. EDGIE RUSSELL, III
CHARLES T. NASON	T. EDGIE RUSSELL, III

/s/ WENDELIN A. WHITE
WENDELIN A. WHITE